Exhibit 10.12

LOCK-UP AGREEMENT

Ampio Pharmaceuticals, Inc.

5445 DTC Parkway, P4

Greenwood Village, Colorado 80111

DMI BioSciences, Inc.

5445 DTC Parkway, P4

Greenwood Village, Colorado 80111

Ladies and Gentlemen:

In connection with the proposed acquisition (the “Acquisition”) of DMI BioSciences, Inc. (“DMI”) by Ampio Pharmaceuticals, Inc. (“Ampio”), and in consideration of DMI, Ampio and Ampio Acquisition, Inc., a subsidiary of Ampio, entering into the Agreement and Plan of Merger dated on or about September 1, 2010, and as amended as of December 30, 2010 (the “Merger Agreement;” certain terms used herein and not defined herein are used herein as defined in the Merger Agreement), the receipt and sufficiency of such consideration being hereby acknowledged and accepted, and in order to induce DMI and Ampio each to close the Merger, the undersigned, a DMI shareholder or option holder who will receive Ampio common stock (the “Merger Stock”) in exchange for his, her or its DMI common stock or options, as the case may be, hereby agrees with DMI and Ampio as follows:

1. The undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) of Merger Stock owned by the undersigned or to be received by the undersigned following the Closing of the Merger, or securities convertible into or exercisable or exchangeable for Merger Stock owned beneficially by the undersigned, directly or indirectly, including establishing or increasing a put equivalent position or liquidating or decreasing a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder with respect to, any Merger Stock, or publicly announce an intention to effect any such transaction, during the period commencing on the Closing Date specified in the Merger Agreement and expiring on December 31, 2011; provided, however, that (x) in the event the undersigned is an executive officer, non-executive officer or employee of Ampio or DMI at the time of execution hereof, the undersigned agrees that the foregoing lock-up period shall be through February 28, 2012, rather than December 31, 2011, and (y) this Lock-Up Agreement will not prohibit the undersigned from making (a) bona fide gifts of Merger Stock to family members or family trusts or (b) any transfer of Merger Stock for estate planning purposes to persons immediately related to such transferor by blood, marriage or adoption, or any trust solely for the benefit of such transferor and/or the persons described in the preceding clause, provided further, however, that with respect to each of the transfers described in clauses (a) or (b) of this sentence, prior to such transfer, the transferee, or the trustee or legal guardian on behalf of any transferee, agrees in writing to be bound by the terms of this Lock-Up and Investment Letter. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

2. The undersigned also agrees and consents to the entry of stop transfer instructions with Ampio’s transfer agent and registrar against the transfer of the undersigned’s Merger Stock, except in compliance with this Lock-Up Agreement. In furtherance of the foregoing, Ampio and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

3. The undersigned understands that Ampio will proceed with the Acquisition of DMI in reliance on this Lock-Up Agreement. Furthermore, the undersigned understands that independent of Ampio’s reliance hereon, the underwriters of a proposed public offering which may be undertaken by Ampio following the Acquisition (the “Public Offering”) will proceed with the Public Offering in reliance on this Lock-up Agreement. Moreover, the undersigned understands and agrees that Ampio and DMI are relying upon the accuracy, completeness, and truth of the undersigned’s representations, warranties, agreements, and certifications contained in this Lock-Up Agreement.

4. The parties hereto agree that any lock-up agreement executed previously by the undersigned and delivered to Ampio or DMI shall be void and of no further force or effect, it being the intent of the parties that any such lock-up agreement, whether in the form of a lock-up agreement or lock-up and investment letter, shall be void ab initio.

IN WITNESS WHEREOF, the undersigned has completed this Lock-up Agreement in connection with the undersigned’s receipt of shares of Merger Stock in connection with the Merger, which is expected to be effective in the first quarter of 2011, and authorizes DMI and Ampio to rely on this Lock-up Agreement as hereinabove described.

SHAREHOLDER:

Date: , 2011

Signature:

Print Name:

If held jointly:

Signature:

Print Name:

AMPIO PHARMACEUTICALS, INC.

Date: , 2011

Signature:

Print Name:

DMI BIOSCIENCES, INC.

Date: , 2011

Signature:

Print Name: